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                                                                    Exhibit 21.1

                   Subsidiaries of Astea International Inc.
                   ----------------------------------------

                               December 31, 1999



Company Name                                      Jurisdiction of Organization
------------                                      ----------------------------

Astea FSC                                         Barbados
Astea GmbH                                        Germany
Astea International (AUST) PTY LTD                New South Wales
Astea Israel Ltd.                                 Israel
Astea (UK) Limited                                England
Astea Sarl                                        France
Astea Service and Distribution Systems B.V.       Netherlands
Astea Technology Inc.                             Delaware
Group Technologies, Inc.                          Delaware
Network Data, Inc.                                Delaware
Virtual Service Corporation                       Delaware

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